Exhibit 10.2

NOVANTA INC.
2010 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Novanta Inc., a company organized under the laws of the Province of New Brunswick, Canada (the “Company”), pursuant to its 2010 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) an option to purchase the number of shares of Common Stock (as defined in the Plan) set forth below (the “Option”).  The Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Option Agreement”) and the Plan, each of which is incorporated herein by reference.

Participant:
Grant Date:
Exercise Price Per Share:	$
Total Number of Shares Subject to Option:
Expiration Date:
Type of Option:
Vesting Schedule:

Participant agrees not to disclose the terms of this Grant Notice to any entity or person unless the Company agrees to such disclosure in advance and in writing; provided that Participant may, without such permission, (a) make such disclosures as are required by applicable law, including disclosures to taxing agencies and pursuant to federal or state securities law, and (b) disclose the terms of this Grant Notice to his or her attorney(s), accountant(s) and tax advisor(s), as reasonably necessary, and to members of his or her immediate family; provided, further, that Participant instructs such person(s) that the terms of this Grant Notice are strictly confidential and are not to be revealed to anyone else except as required by applicable law.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Option Agreement and this Grant Notice.  Participant has reviewed the Option Agreement, the Plan and this Grant Notice in their entirety, and fully understands all provisions of this Grant Notice, the Option Agreement and the Plan.

NOVANTA INC.	PARTICIPANT:
By:	By:
Print Name:	Name:
Title:
Address:	Address:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (the “Agreement”) is attached, Novanta Inc., a company organized under the laws of the Province of New Brunswick, Canada (the “Company”), has granted to Participant an Option under the Plan to purchase the number of shares of Common Stock set forth in the Grant Notice.

Article I.

general

1.1Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

(a)“Cause” shall have the meaning of “Cause” (or similar term) set forth in Participant’s written employment agreement or, if no such written employment agreement (or no definition of “Cause” or similar term therein), shall mean (i) Participant’s willful failure to substantially perform the duties set forth in any written employment agreement (other than any such failure resulting from Participant’s Disability); (ii) Participant’s willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board (or his or her supervisor); (iii) Participant’s commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; or (iv) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing Participant’s duties and responsibilities for the Company.

(b)“CIC Qualifying Termination” shall mean Termination of Service of Participant by the Company without Cause or Participant for Good Reason during the twelve (12)-month period immediately following a Qualifying Change in Control.

(c)“Disability” shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for (i) a continuous period of not less than ninety days or (ii) at least 180 total calendar days in any 12 month period, in each case as determined by a physician selected by the Company or its insurers and reasonably acceptable to Participant. The Company will inform Participant of the selection of the physician so that Participant may consent to such selection (and Participant’s  consent shall not be unreasonably withheld). Participant shall be deemed to have consented to the selection of the physician if Participant does not provide the Company with written notice objecting to such selection within five business days of Participant being informed of the physician's selection. If Participant objects to such selection (and the Company determines in good faith that such withholding is not unreasonable), then the Company shall select another physician pursuant to the process described in this Section 1.1(i).

(d)“Good Reason” shall have the meaning of “Good Reason” (or similar term) set forth in Participant’s written employment agreement or, if no such written employment agreement (or no definition of “Good Reason” or similar term therein), Participant shall have “Good Reason” to terminate his or her employment within one (1) year after the occurrence of one or more of the following conditions without Participant’s consent: (i) a material diminution in the nature or scope of Participant’s responsibilities, duties or authority; or (ii) a material change in the geographic location at which Participant must perform Participant’s material services to the Company (which shall in no event include a relocation of Participant’s principal place of business less than 50 miles from its location as of the Grant Date; provided, however, that, notwithstanding the foregoing, Participant may not resign his employment for Good Reason unless: (A) Participant provides the Company with at least 30 days prior written notice of his or her intent to resign for Good Reason (which notice is provided not later than the 90 day following Participant’s knowledge of the occurrence of the event constituting Good Reason); and (B) the Company does not remedy the alleged violation(s) within such 30-day period.

(e)“Qualifying Change in Control” means a Change in Control consummated prior to the third anniversary of the Grant Date.

1.2Incorporation of Terms of Plan.  The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

Article II.

GRANT OF OPTION

2.1Grant of Option.  In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the Option to purchase any part or all of an aggregate number of shares of Common Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 3.1(b) hereof and Article 14 of the Plan.

2.2Exercise Price.   The exercise price per share of the shares of Common Stock subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

2.3Consideration to the Company.  In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan, the Grant Notice or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

Article III.

PERIOD OF EXERCISABILITY

3.1Commencement of Exercisability. Subject to the terms of any employment or similar agreement by and between Participant and the Company:

(a)Subject to Participant’s continued employment with or service to the Company or a Subsidiary on each applicable vesting date and subject to Sections 3.1(b), 3.2, 3.3, 5.3, 5.8 and 5.13 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice. Any portion of the Option that becomes vested and exercisable shall be rounded down to the nearest whole share of Common Stock; provided that the final portion of the Option that is eligible to become vested and exercisable shall include all fractional shares eliminated by such rounding.

(b)Notwithstanding the Grant Notice or the provisions of Section 3.1(a) and (c), in the event of a Qualifying Change in Control, either:

(i)(A) the Option shall continue in effect or be assumed, or shall be substituted for an equivalent equity award, by the successor corporation or a parent or subsidiary of the successor corporation in accordance with Section 14.2(b)(ii) of the Plan, and (B) in the event of a CIC Qualifying Termination, the Option or the substituted award, as applicable, shall become vested and exercisable in full on the date of such CIC Qualifying Termination; or

(ii)in the event that the successor corporation in such Qualifying Change in Control refuses to assume or substitute for the Option, (A) the Option shall be terminated in exchange for an amount of cash and/or other property in accordance with Section 14.2(b)(i) of the Plan, or (B) the Option shall become vested and exercisable in full immediately prior to the consummation of such Qualifying Change in Control in accordance with Section 14.2(b)(iv) of the Plan. If the Option is exercisable in lieu of assumption or substitution in the event of a Qualifying Change in Control, the Administrator shall notify Participant that the Option is vested and exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Qualifying Change in Control, and the Option shall terminate upon the expiration of such period.

For the purposes of this Section 3.1(b), the Option shall be considered assumed if, following the Qualifying Change in Control, the Option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Qualifying Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Qualifying Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Qualifying Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Qualifying Change in Control (as determined by the Administrator in good faith).

(c)Unless otherwise determined by the Administrator, any portion of the Option that has not become vested and exercisable on or prior to the date of the Participant’s Termination of Service (including, without limitation, pursuant to Section 3.1(b) or any employment or similar agreement by and between Participant and the Company) shall be forfeited on the date of the Participant’s Termination of Service and shall not thereafter become vested or exercisable.

3.2Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.

3.3Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)The expiration date set forth in the Grant Notice (or, if earlier, the date contemplated by Section 3.1(b)(ii));

(b)Except as the Administrator may otherwise approve, in the event of Participant’s Termination of Service other than for Cause or by reason of Participant’s death or Disability, the expiration of three (3) months from the date of Participant’s Termination of Service;

(c)Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or

(d)Except as the Administrator may otherwise approve, upon Participant’s Termination of Service for Cause.

3.4Tax Withholding.  Notwithstanding any other provision of this Agreement (but without limiting the terms of the Plan):

(a)The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement.  The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms specified below:

(i)by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)by the deduction of such amount from other compensation payable to Participant;

(iii)with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Company withhold a net number of shares of Common Stock issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or such other number of shares of Common Stock as would not result in adverse financial accounting consequences for the Company);

(iv)with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company shares of Common Stock held for such period time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or such other number of shares of Common Stock as would not result in adverse financial accounting consequences for the Company);

(v)with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)with the consent of the Administrator, in any combination of the foregoing.

(b)With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the exercise of the Option to, or to cause any such shares of Common Stock to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.

(c)In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises.  Participant’s acceptance of this Option constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable.  The Company may refuse to issue any shares of Common Stock to Participant until the foregoing tax withholding obligations are satisfied; provided that no payment shall be delayed under this Section 3.4(c) if such delay will result in a violation of Section 409A of the Code.

(d)Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Common Stock.  The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

Article IV.

EXERCISE OF OPTION

4.1Person Eligible to Exercise.  During the lifetime of Participant, only Participant may exercise the Option or any portion thereof.  After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof; provided that, the Option may only be exercised for whole shares of Common Stock.

4.3Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.

(a)An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)The receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 hereof that is acceptable to the Administrator;

(c)The payment of any applicable withholding tax in accordance with Section 3.4;

(d)Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with applicable law; and

(e)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4Method of Payment.  Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)Cash or check;

(b)With the consent of the Administrator, surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair

Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c)Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable under the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale).

4.5Conditions to Delivery of Common Stock.  Subject to Section 12.4 of the Plan, the shares of Common Stock deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any shares of Common Stock deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a)The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b)The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)The receipt by the Company of all payments in connection with such shares of Common Stock, including payment of the exercise price, which may be in one or more of the forms of consideration permitted under Section 4.4, and any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3.4 hereof; and

(e)The lapse of such reasonable period of time following the vesting of any Performance Stock Units as the Administrator may from time to time establish for reasons of administrative convenience.

4.6Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 14.2 of the Plan.

Article V.

other provisions

5.1Administration.  The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement, the Grant Notice or the Option.

5.2Option Not Transferable.  Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

5.3Adjustments.  The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine.  In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Article 14 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Stock) (and subject to the terms of Section 3.1(b)), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Common Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option.   Participant acknowledges that the Option is subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan (subject to the terms of Section 3.1(b)).

5.4Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6Governing Law.   The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.7Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

5.9Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, legatees, legal representatives, successors and assigns.

5.10Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section

16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.11Not a Contract of Service.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.12Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all exhibits hereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.13Section 409A.  This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.14Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Option, as and when exercised pursuant to the terms hereof.

5.15Account Administration.  The Company may from time to time appoint a broker to administer the awards under the Plan.  To the extent the Company appoints such a broker, Participant agrees that he or she shall, upon request by the Company, open an employee brokerage services account at such broker.

5.16Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.17Broker-Assisted Sales.  In the event of any broker-assisted sale of shares of Common Stock in connection with the payment of withholding taxes as provided in Section 3.4(a)(v) or Section 3.4(c) or the payment of the exercise price as provided in Section 4.4(c): (a) any shares of Common Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such shares of Common Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the

Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

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